                                                                     Exhibit 5.1

                 Form of Opinion of Harter, Secrest & Emery LLP

                   [Letterhead of Harter, Secrest & Emery LLP]

                               September ___, 2005

Graham Corporation
20 Florence Avenue
Batavia, New York 14020

Ladies and Gentlemen:

     We have acted as counsel to Graham Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-2 under the Securities Act of 1933, as amended, (Registration No. 333-_____) (such Registration Statement, as it may be amended from time to time, is referred to herein as the "Registration Statement") with respect to the registration of 99,123 shares of the Company's Common Stock, par value $0.10 per share (the "Securities"), to be adjusted to 198,246 shares following the completion by the Company of a two-for-one stock split in the nature of a dividend with a record date of September 1, 2005 and a payment date of on or about October 3, 2005.

     We have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

     In our examination of the corporate records and other documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Our opinions set forth below are limited to the General Corporation Law of the State of Delaware.

     Based on the foregoing, we advise you that, in our opinion, after the Securities and Exchange Commission has declared the Registration Statement to be effective and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Securities, when sold, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,